As filed with the Securities and Exchange Commission on October 27, 2016

Registration Statement No. 333-173244

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9-1, Nihonbashi 1-chome

Chuo-ku, Tokyo, 103-8645

Japan

(81-3-5255-1000)

(Address of Principal Executive Offices)

Stock Acquisition Rights (No. 28) of Nomura Holdings, Inc.

Stock Acquisition Rights (No. 29) of Nomura Holdings, Inc.

Stock Acquisition Rights (No. 30) of Nomura Holdings, Inc.

Stock Acquisition Rights (No. 31) of Nomura Holdings, Inc.

Stock Acquisition Rights (No. 32) of Nomura Holdings, Inc.

Stock Acquisition Rights (No. 33) of Nomura Holdings, Inc.

(Full Title of the Plan)

Nomura Securities International, Inc.

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

(212-667-9000)

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Nomura Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to amend the Registration Statement on Form S-8 filed on April 1, 2011 (File No. 333-173244) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock relating to options issued under the Stock Acquisition Rights (No. 28), Stock Acquisition Rights (No. 29), Stock Acquisition Rights (No. 30), Stock Acquisition Rights (No. 31), Stock Acquisition Rights (No. 32) and Stock Acquisition Rights (No. 33) of Nomura Holdings, Inc.

A total of 12,322,700 shares were registered under the Registration Statement (7,662,700 shares relating to the options under the Stock Acquisition Rights (No. 28) of Nomura Holdings, Inc., 481,100 shares relating to the options under the Stock Acquisition Rights (No. 29) of Nomura Holdings, Inc., 1,075,300 shares relating to the options under the Stock Acquisition Rights (No. 30) of Nomura Holdings, Inc., 176,000 shares relating to the options under the Stock Acquisition Rights (No. 31) of Nomura Holdings, Inc., 2,349,500 shares relating to the options under the Stock Acquisition Rights (No. 32) of Nomura Holdings, Inc. and 578,100 shares relating to the options under the Stock Acquisition Rights (No. 33) of Nomura Holdings, Inc.).

Of the 1,075,300 shares relating to the options under the Stock Acquisition Rights (No. 30) of Nomura Holdings, Inc., 18,700 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No. 30) of Nomura Holdings, Inc. on June 16, 2016. Of the 176,000 shares relating to the options under the Stock Acquisition Rights (No. 31) of Nomura Holdings, Inc., 116,000 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No. 31) of Nomura Holdings, Inc. on August 5, 2016. Of the 2,349,500 shares relating to the options under the Stock Acquisition Rights (No. 32) of Nomura Holdings, Inc., 1,934,500 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No. 32) of Nomura Holdings, Inc. on August 5, 2016. No shares remained unsold at the termination of the exercise period for the options issued under either the Stock Acquisition Rights (No. 28) of Nomura Holdings, Inc., the Stock Acquisition Rights (No. 29) of Nomura Holdings, Inc. or the Stock Acquisition Rights (No. 33) of Nomura Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan as of October 27, 2016.

NOMURA HOLDINGS, INC.

By:	/s/ Koji Nagai
Name:	Koji Nagai
Title:	Representative Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of October 27, 2016.

Signature	Title

/s/ Nobuyuki Koga Nobuyuki Koga	Director Chairman of the Board of Directors

/s/ Koji Nagai Koji Nagai	Director Representative Executive Officer (Principal Executive Officer)

/s/ Tetsu Ozaki Tetsu Ozaki	Director Representative Executive Officer

/s/ Hisato Miyashita Hisato Miyashita	Director

/s/ David Benson David Benson	Director

/s/ Takao Kusakari Takao Kusakari	Director

/s/ Hiroshi Kimura Hiroshi Kimura	Director

/s/ Noriaki Shimazaki Noriaki Shimazaki	Director

/s/ Toshinori Kanemoto Toshinori Kanemoto	Director

/s/ Dame Clara Furse Dame Clara Furse	Director

/s/ Michael Lim Choo San Michael Lim Choo San	Director

/s/ Takumi Kitamura Takumi Kitamura	Chief Financial Officer Executive Managing Director (Principal Financial Officer and Principal Accounting Officer)

/s/ David Findlay David Findlay	Senior Managing Director (Authorized Representative in the United States)